UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	June 20, 2008
First M & F Corporation
(Exact name of registrant as specified in its charter)

Mississippi	0-9424	64-0636653
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

134 West Washington Street, Kosciusko, MS	39090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (662) 289-5121

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01 Regulation FD Disclosure

On June 20, 2008, First M & F Corporation issued a press release reporting an addition to its allowance for loan losses. A copy of this press release is attached hereto as Exhibit 99.1. The information in this press release shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

On June 20, 2008, First M&F Corporation issued a letter to its shareholders discussing its additional accrual into the allowance for loan losses. A copy of this letter is attached hereto as Exhibit 99.2. The information in this letter shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 8.01 Other Events

On June 20, 2008, First M & F Corporation issued a press release reporting an addition to its allowance for loan losses. Additionally, the Company issued a letter to its shareholders explaining the additional loan loss accrual resulting from deterioration in certain real estate-related loans. A copy of the press release is attached hereto as Exhibit 99.1 and the letter to shareholders is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 20, 2008
99.2	Letter to Shareholders dated June 20, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST M & F CORPORATION

Date: June 20, 2008	/s/ John G. Copeland
John G. Copeland
EVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Exhibit

99.1	Press Release dated June 20, 2008
99.2	Letter to Shareholders dated June 20, 2008